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                                                              Exhibit 5


              OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP


                                                               June 3, 1997


BET Holdings, Inc.
One BET Plaza, 1900 W Place, N.E.
Washington, D.C.  20018-1211

Ladies and Gentlemen:

          We have acted as special counsel to BET Holdings, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering an additional 2,000,000 shares of Class A Common Stock, par value $.02 per share (the "Shares"), of the Company issuable pursuant to the Company's 1991 Executive Stock Option Plan as amended through December 1, 1995 (the "Plan").

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of (i) the form of the Registration Statement to be filed with the Commission on the date hereof; (ii) the Plan; (iii) the Certificate of Incorporation of the Company, as currently in effect; (iv) the Bylaws of the Company, as currently in effect; (v) the resolutions of the Board of Directors of the Company relating to, among other things, the Plan; (vi) the resolutions of the stockholders relating to the Plan; (vii) the forms of a specimen certificate representing the Shares; and (viii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers or other representatives of the Company and others.

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          Members of our firm are admitted to the Bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Shares are issued pursuant to the terms of the Plan and (iii) certificates representing the Shares are duly executed, countersigned, registered and delivered, the Shares will be duly authorized by requisite corporate action on the part of the Company and, when and to the extent issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                   Very truly yours,


                                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP


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